EXHIBIT 24.1

POWER OF ATTORNEY FOR REGISTRATION STATEMENT OF
FORD CREDIT FLOORPLAN CORPORATION
COVERING ASSET BACKED SECURITIES

EACH OF THE UNDERSIGNED PERSONS appoints Brandon M. Warrington as his or her attorney and agent to do any and all acts and things and execute in his or her name (whether on behalf of FORD CREDIT FLOORPLAN CORPORATION, or as an officer or director of FORD CREDIT FLOORPLAN CORPORATION) on all documents the attorney and agent determines is necessary or advisable to enable FORD CREDIT FLOORPLAN CORPORATION to comply with the Securities Act of 1933, as amended, and any requirements of the U.S. Securities and Exchange Commission, in connection with a Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, including the power and authority to sign his or her name to that Registration Statement and to any amendments to the Registration Statement or any of the exhibits or schedules or the Prospectus to be filed with the U.S. Securities and Exchange Commission, and to file the same with the U.S. Securities and Exchange Commission. Each of the undersigned ratifies and confirms all actions of the attorneys and agents taken under this power of attorney. Either attorney and agent will have, and may exercise, all the powers given by this power of attorney.

EXECUTED on December 3, 2024.

/s/ Ryan Hershberger	/s/ Eliane S. Okamura
Ryan Hershberger	Eliane S. Okamura

/s/ Carrie Yee	/s/ Brent Pfeiffer
Carrie Yee	Brent Pfeiffer

Ford Credit Floorplan Corporation
c/o Ford Motor Credit Company LLC
One American Road
Dearborn, Michigan 48126

I, Shannon Morris, am Secretary of Ford Credit Floorplan Corporation (the "Company") and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of directors of the Company on September 25, 2007, and those resolutions have not been amended, rescinded or otherwise modified.

EXECUTED as of December 3, 2024.

/s/ Shannon Morris
Shannon Morris
Secretary

Robert G. Mossel, as Assistant Secretary of the Company, certifies that Shannon Morris is the duly elected and qualified Secretary of the Company and that the signature above is her signature.

EXECUTED as of December 3, 2024.

/s/ Robert G. Mossel
Robert G. Mossel
Assistant Secretary

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Receivables Financing Transactions

RESOLVED, That the Company is authorized to acquire, own, hold, sell, assign, service, pledge and otherwise deal with accounts receivable or leases (including all right, title and interest in them) relating to new or used motor vehicles, including dealer floorplan finance receivables, retail installment sale contracts and motor vehicle leases from time to time originated or purchased by Ford Credit or its subsidiaries, and other rights to and proceeds of the foregoing (collectively, the "Receivables"), in connection with any securitization, other structured financing or whole loan transaction (each, a "Receivables Financing Transaction").

Issuance and Sale of Asset Backed Securities

RESOLVED, That, in connection with any Receivables Financing Transaction, the Company is authorized to issue and sell, through one or more direct or indirect special purpose trusts ("Trusts"), notes, certificates or other securities in one or more classes or series ("Asset Backed Securities") collateralized or backed by or representing an interest in, directly or indirectly, the Receivables, in one or more private or public offerings (each, an "Offering") in the United States or any foreign country.

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Registration of Asset Backed Securities

RESOLVED, That, in connection with any public Offerings of Asset Backed Securities in the United States required to be registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, the Company, on behalf of the related Trusts, is authorized to register with the Commission Asset Backed Securities in any principal amount and prepare and file with the Commission one or more registration statements covering such Asset Backed Securities, together with related prospectuses, exhibits and other documents that may be required with respect to the registration and offering of such Asset Backed Securities, and any amendments and supplements to the foregoing documents (collectively, the "Public Documents").

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RESOLVED, That each director and Authorized Officer of the Company is authorized to sign in his or her own behalf or in the name and on behalf of the Company any Public Documents or Foreign Public Documents, with such changes and in such forms as such directors and Authorized Officers may deem necessary, appropriate or desirable, as conclusively evidenced by his or her execution of the Public Documents or Foreign Public Documents, and that each Authorized Officer of the Company is authorized to cause any such Public Document or Foreign Public Documents to be filed with the Commission or the appropriate governing body or agency.

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Appointment of Attorneys-In-Fact

RESOLVED, That each director and Authorized Officer who may be required to sign any Public Documents, Foreign Public Documents or State Documents is authorized to execute a power of attorney appointing Susan J. Thomas, Marion B. Harris, David M. Brandi and any other person designated by such director or Authorized Officer, individually and not jointly, as attorneys-in-fact with the power and authority to do and perform, in the name and on behalf of such director or Authorized Officer who had executed such a power of attorney, every act that any such attorneys may deem necessary, appropriate or desirable to be done in connection with such Public Documents, Foreign Public Documents or State Documents as such director or Authorized Officer might or could do in person, including to sign his or her name in the capacity of attorney on any such documents and file the same with the Commission or the appropriate governing body or agency in a foreign jurisdiction or the appropriate State authorities.

RESOLVED, That if a prescribed form of resolutions of the Board of Directors is required (i) for an application or other instrument filed for the purpose of any registration, qualification, permit, license or exemption in any State or (ii) for registration or qualification of Asset Backed Securities with the Commission or any governing body or agency of any foreign country, each such resolution will be deemed adopted; and that the Secretary or Assistant Secretary of the Company is authorized to certify that such resolutions were duly adopted by the Board of Directors by this written consent.

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